EXHIBIT 10.3

Portions of this document have been redacted pursuant to a Request for Confidential Treatment. Redacted portions are indicated with the notation “****”

SUPPLY AGREEMENT

THIS AGREEMENT dated the 24th day of September, 2002.

BETWEEN:

(1)	SmarTire Systems Inc. (hereafter “SmarTire”), a corporation incorporated under the laws of British Columbia whose registered office is at the Suite 150, 13151 Vanier Place, Richmond, British Columbia, Canada, V6V 2J1

and

(2)	Pirelli Pneumatici S.p.A. (hereafter “Pirelli”), a company incorporated under the laws of Italy whose registered office is at Viale F. Testi 250, Milan, Italy

WHEREAS:

(A)	SmarTire has developed tire pressure monitoring systems for monitoring tire pressure and temperature in automobiles, trucks and motorcycles;

(B)	Pirelli wishes to purchase the aforesaid tire pressure monitoring systems from SmarTire and re-sell these Products through its distribution channels in Europe and other countries;

(C)	SmarTire and Pirelli wish to enter into the Agreement defined hereinafter on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual Agreements herein contained, the parties hereto agree as follows:

1.   INTERPRETATION

In this Agreement, including the Schedules, the following words and expressions shall bear the following meanings:

“Affiliate”	Shall mean any entity or person which is directly or indirectly controlled by a Party or which directly or indirectly controls said Party or is under common control with said Party, whereby control means ownership of more than 50% of the par value of the issued equity share capital or of more than 50% of the shares entitling the holders to vote for the election of directors or persons performing similar functions, or right by any other means to elect or appoint directors or persons performing similar functions, who have a majority vote.

“Current Exchange Rate”	The exchange rate between US dollars and Euro dollars as quoted by the “European Central bank (ECB) in Frankfurt (cp. Reuters page “ECB 37”)

“Exchange Rate”	The exchange rate at the time that this Agreement is signed by both parties which is 1USD = 1.00Euro.

“Parts”	Parts are individual components of a Product. An example of a Part is a tyre transmitter.

“Products”	The Products identified in Schedule A, Products Identification, attached hereto and an integral part hereof, and in conformance with the technical and quality requirements set forth in Schedule B, Specifications and Quality of the Products, attached hereto and an integral part hereof.

“First Level Training”	Training that SmarTire shall provide to the Pirelli’s trainers in each country who are responsible for providing the training the installation and dealers in that country.

“Second Level Training”	Training that Pirelli will provide to the individual dealers and outlets in each country.

“Trademarks”	The trademarks “Pirelli” and “Pirelli logo” in the graphic form as indicated in Schedule C, attached hereto and an integral part hereof, registered or under registration during the term of this Agreement in the class or classes covering the Products.

2.   SCOPE OF THE AGREEMENT – PARTIES’ COMMITMENT

SmarTire and Pirelli shall have the following commitments:

SmarTire shall:

a)	Manufacture, sell and deliver to Pirelli and Pirelli shall accept and pay for the Products in accordance with the terms and conditions setforth herein, and

b)	Provide First Level Training to Pirelli for the proper installation and operation of the Products, and,

c)	Provide second level support to Pirelli as required to support Pirelli’s sales and marketing efforts.

Pirelli shall:

a)	Provide forecasts and orders for the Products from a single central logistics facility as set forth in this Agreement,

b)	Sell and market the Products, and,

c)	Provide Second Level Training to the actual individuals who will be selling and installing the Products.

3.   PRODUCT QUALITY and SPECIFICATIONS

SmarTire shall manufacture the Products in a proper and workmanlike manner and in accordance with the technical and quality requirements detailed in Schedule B: Specifications and Quality of the Products.

Without prejudice to liability provided hereinafter, Pirelli may inspect the Products and/or perform any Tests on the Products after receipt, notify SmarTire in writing of any failures to comply with the Specifications set forth in Schedule B that may be apparent upon such inspection or found in performing quality tests and reject the non conforming Products.

The inspections referred to herein shall not in any way exempt or otherwise affect the obligations of SmarTire as per this Agreement.

4.   WARRANTIES and RECALL

Pirelli and SmarTire will co-operate to ensure that each Product’s owner’s manual contains a limitation of liability and warranty statement, subject to the applicable laws, and, in particular, clarifies that:

•	the Product is a monitoring system only and is not to be intended for use as a safety device.

SmarTire warrants that all Products shall be new, unused, in conformity with the specifications, as set forth in Schedule B and shall be without manufacturing or materials defects which render them unsuitable for the use for which are intended, and shall not be lacking in any qualities essential for such use (“Defects”). The term of SmarTire’s warranty to Pirelli shall be for  ****  from the date of sale to the end-user of the Product, or if that date is unknown from the date of receipt of the Product by the Pirelli’s retailer.

For any Products, which under conditions of normal use and service fail to conform to the warranty set forth above within the warranty period, Pirelli shall be entitled to replacement or financial credit or to any other remedy provided for as a matter of the applicable law, if any. The warranty provision stated above shall apply only if the defective parts are returned to SmarTire, if available to Pirelli and/or to the Pirelli’s retailer, and the defect is not due to the fact that the Products have been improperly damaged by the owner, in breach of the instructions given by the Owner’s Manual.

In the event Pirelli rejects any Products, SmarTire shall, upon the request of Pirelli and without prejudice to any other of Pirelli’s remedies under this Agreement or any applicable law, take one of the following actions:

i)	replace, without delay, the non-conforming Products with conforming Products at SmarTire’s expense (method and date of delivery of replacements to be mutually agreed upon between the parties hereto), or

ii)	reimburse Pirelli an amount equal to that actually paid by Pirelli for the rejected Products.

SmarTire shall be responsible for damages however and to whoever caused by Defects of the Products, for any damages directly or indirectly resulting from the Defects.

SmarTire shall hold harmless and indemnify Pirelli and all Pirelli Affiliates from and against any claim, demand or action undertaken or even merely threatened by third persons or parties, including the sellers or the end-users of the Products for damages, reimbursements or related indemnities allegedly caused by or resulting from Defects in the Products.

SmarTire shall defend, indemnify and hold harmless Pirelli and/or any other Pirelli Affiliate, their distributors and/or dealers from and against any and all losses, damages, costs and expenses which they may incur for the Products, due to any failure of the Products to conform to the Specifications and/or due to defect(s) or alleged defect(s) in materials or workmanship of Products. These costs and expenses shall include but not be limited to costs of replacing and/or repairing the defective Product and any other costs (including, without limitation, defense costs and reasonable attorneys fees and expenses) arising out of claims for product liability on the basis of the defective Products, including the settlement of such claims and expenses, if any, associated with such Defects. In no event shall either Pirelli or SmarTire be responsible for indirect or consequential damages. All claims for defective Products shall be made in writing by Pirelli to SmarTire within two (2) months of the defective Products becoming known to Pirelli.

If Pirelli, after sending notice that is duly documented by Pirelli and having subsequent discussions with SmarTire, reasonably consider it proper to conduct recall campaigns or any similar activities due to any materials and/or workmanship of Products and/or non-conforming of Products to the Specifications or if such a recall is mandated by any applicable laws, SmarTire shall bear and reimburse Pirelli for all costs to repair or replacement of Products and expenses directly associated with such campaigns or similar activities, and possible notification to owners and/or users of vehicles. In the event that a recall has occurred Pirelli and SmarTire shall negotiate in good faith the sharing of costs additional to the repair or replacement associated with such a campaign, being understood that SmarTire will reimburse Pirelli for any indemnification mandatorily due by the manufacturer/seller of the Products as a matter of the applicable law to any third parties, as a consequence or in relation to Defects of the Products.

5.   TRADEMARKS

SmarTire acknowledges without reservation that Pirelli S.p.A (“PSPA”), who has granted Pirelli the right to use the Trademarks in several fields, including tyres, is the sole owner of the Trademarks.

SmarTire shall label the Products for supply to Pirelli and/or its designated Affiliates with the Labels bearing the Trademarks in the graphic form indicated in Schedule C and in the manner setforth in Schedule D, attached hereto and an integral part hereof (“Labeled Products”). In affixing the Trademarks on said Products for supply to Pirelli and/or its designated Affiliates pursuant to this Article 5, SmarTire shall use only the labels bearing the Trademarks which are provided to it by Pirelli (“Labels”). SmarTire shall not, directly or indirectly, reproduce either the Labels or the Trademarks for any reason whatsoever.

Labeled Products shall be delivered solely to Pirelli and SmarTire shall not, directly or indirectly, sell, use or make use of Labels or Labeled Products for any purposes other than the supply of said Products to Pirelli.

SmarTire shall not, directly or indirectly, make any use of the Trademarks or Labels nor any combination of words together with the Trademarks, except as specifically provided for herein for the supply of Products to Pirelli. SmarTire expressly acknowledges that neither this Agreement nor its use of the Trademarks or Labels hereunder shall by implication or otherwise create any right, license, title or interest in or to said Trademarks on SmarTire’s behalf and that SmarTire will not seek to take any advantage arising out of any circumstances of law or fact to claim rights on the Trademarks.

SmarTire acknowledges (i) the exclusive right, title and interest of PIRELLI and/or PSPA in and to the Trademarks, and shall not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest, or indicating in any manner that SmarTire has any ownership in such trademarks or interest therein and (ii) that any use of the Trademarks by SmarTire pursuant to this Agreement shall inure to the exclusive benefit of PSPA.

6.   INDUSTRIAL PROPERTY RIGHTS

SmarTire warrants that no third party patent, copyright or other intellectual or proprietary rights will be infringed by the purchase, possession or use of the Products and/or any parts thereof by Pirelli and its Affiliates, and their respective distributors, dealers and customers.

Notwithstanding any other provision of this Agreement, SmarTire shall defend, indemnify and hold harmless Pirelli and its Affiliates, and their distributors, dealers and customers from all losses, damages, costs and expenses resulting from any actual or alleged infringement of any third party patent, copyright or other proprietary interest by reason of the purchase, possession or use of the Products or any part thereof; provided that Pirelli and/or its Affiliates or their respective distributors, dealers and customers (a) promptly notify SmarTire in writing of any claim or lawsuit against Pirelli and/or its Affiliates for which SmarTire may at its own expense conduct all negotiations for the settlement of the same, and any litigation that may arise therefrom, (b) upon SmarTire request, provide SmarTire’ with all reasonable assistance and information for the purpose of contesting any such claim or action and shall be repaid all reasonable expenses it incurs in said regard and (c) shall not, unless and until SmarTire shall have failed to take over the conduct of the negotiations or litigation, make any admission which might be prejudicial thereto.

Pirelli shall defend, indemnify and hold harmless SmarTire from all losses, damages, costs and expenses resulting from any actual or alleged infringement of any third party’s trademark by reason of SmarTire’s use of the Trademark pursuant to the terms of this Agreement; provided that SmarTire and/or their distributors and dealers promptly notify Pirelli in writing of any claim or lawsuit against SmarTire and/or their distributors and dealers, transmit to Pirelli all documents and information SmarTire and/or their distributors and dealers has on the claim or lawsuit, cooperate fully in Pirelli’s defense of such claim or lawsuit and allow Pirelli full authority to settle or otherwise dispose of same.

7.   TITLE

SmarTire hereby warrants that title to any Products delivered to Pirelli under this Agreement shall be good and free from any security interest or other lien or encumbrance.

8.   PRODUCT PRICING

The prices for the Products are detailed in Schedule E, Prices

Prices shall be FOB Didcot, Oxon, U.K. (SmarTire UK).

Pirelli shall pay for all shipping costs as provided in Schedule F if Pirelli will use the Shipping service provided by SmarTire.

Prices shall remain firm until end-February 2003.

For the following periods either Party shall have the right to request adjustments to the Prices, subject to 90 days written notice, in the event that:

a)	The exchange rate US.$ vs € has fluctuated 3.5% or more up or down than the Exchange Rate calculated according to the yearly average exchange rate of the “European Central Bank (ECB) in Frankfurt (cp. Reuters page “ECB 37”).

b)	An event has occurred which affects the manufacturing cost of the Product.

c)	A competitive product has been introduced to the market place that affects the ability of Pirelli and of its resellers to successfully market the Product.

In case no agreement is achieved by the Parties on the new prices, within 30-day from the relevant request, either Parties will be entitled to early terminate this Agreement, being agreed that nothing shall be due by the terminating Party to the other as a consequence or as a result of such a termination.

Notwithstanding the foregoing, in the event that SmarTire is unable to produce the Products at either the last quoted price, or at a price desired by Pirelli, SmarTire shall make the technical information required to build the Product available to a third party of Pirelli’s choice under a manufacturing license.

In the event that Pirelli exercises the right to have the Product manufactured by a third party, SmarTire shall receive a license fee of 6% of the cost that the third party produces the product for Pirelli.

9.   PAYMENT TERMS

Payment for SmarTire Products shall be  ****  from the date of the invoice for Products shipped to Pirelli.

10.   LOGISTICS

At the beginning of each month, Pirelli shall provide an order for the quantity of Products that it requires, and a rolling forecast for the next 6 months. Pirelli shall only be responsible for accepting delivery of Products placed by purchase order, and shall bear no obligation to accept products that have been built according the forecast. Pirelli shall place their first order on or before October 15, 2002.

Pirelli shall order Products from SmarTire in accordance with the process outlined in Schedule F, Logistics.

The order sizes shall be in multiples of the minimum order size of 125 Product (equivalent to 1 Pallet) as described in Schedule F.

11.   TERM OF AGREEMENT

The commencement date for this Agreement shall be October 15th, 2002 and this Agreement shall remain in effect until to December 31st, 2003, at which date, this Agreement shall expire without further notice.

This Agreement may be terminated by mutual consent of both Parties.

In the event of termination or expiration of the agreement, other than for breech, Pirelli shall be obligated to take receipt of, and make payment for, any outstanding orders placed with SmarTire, or, upon agreement by both parties, reach a mutually acceptable agreement to cover the costs of any such orders or work in progress at SmarTire.

12.   TERMINATION

This Agreement may be terminated in accordance with the following:

12.1	By the party which is not in breach of its obligation if:

Either party has committed a material breach of its obligations hereunder and failing to remedy the same within 30 days of being required so to do by it by the other party (provided that if the party in breach is diligently attempting to cure such breach but has been unable to do so, and provided the party in breach continues to diligently attempt to cure such breach, the time to cure such breach will be extended for an additional 30 days), or failing or neglecting to comply with any reasonable instructions given pursuant to this Agreement, or being guilty of fraud or gross negligence; or:

The other party declares itself bankrupt or a resolution is passed for the winding-up of the other party (other than a winding-up for the purposes of a reconstruction or amalgamation of the other party).

12.2	Without prejudice to any other damages or relief available at law or equity, Pirelli shall have the right to immediately terminate this Agreement with written communication to SmarTire in the event that SmarTire:

a.	makes use of any of the Trademarks, Labels or Labeled Products in any manner other than as expressly provided for herein or agreed to by the Parties in writing, or

b.	breaches its obligations of confidentiality pursuant to Article 20.

13.   CONSEQUENCES OF EXPIRATION OR TERMINATION

Upon expiration or early termination of this Agreement for any reason whatsoever, SmarTire shall immediately discontinue use of the Trademarks and return to Pirelli all Labels and any other items bearing the Trademarks, and all rights to use said Trademarks shall immediately cease. In the event the Agreement is terminated due SmarTire’s breach of its obligations hereunder pursuant to Article 13 and Pirelli does not intend to purchase all or part of any remaining Products labeled with the Trademarks as provided herein, without prejudice to any other remedies available to Pirelli at law or equity, SmarTire shall at its own expense immediately remove and return to Pirelli the Labels and/or any other sign of the Trademarks from Products not purchased by Pirelli.

Expiration or termination of this Agreement for whatsoever reason shall not relieve either party from due performance of all obligations, which, by their nature, continue after the expiration or termination of this Agreement, including but not limited to, obligations relating to Warranty, Recall and Product Liability under Article 4, prohibitions under Article 19, Industrial Property Rights under Article 6 and maintenance of secrecy under Article 21 hereof.

14.   ASSIGNMENT

Neither the benefit nor the burden of this Agreement shall be assignable by either of the parties without the express written permission of the other party. Notwithstanding the above it is hereby agreed that Pirelli shall have the right to assign its rights and obligations under this Agreement in whole or in part to any Affiliate without having obtained the prior written consent of SmarTire or may transfer or assign this Agreement in whole or in part as part of a sale or transfer of that part of the Pirelli Group business to which this Agreement applies or may assign or transfer this Agreement in whole or in part as part of a corporate restructuring of the PIRELLI Group.

15.   COSTS

Each party shall bear its own costs in connection with this Agreement.

16.   NOTICES

Any notice to be given under or for the purposes of this Agreement shall:

16.1	Be in writing and shall be deemed properly served or given if left at or sent by facsimile machine or telex or by first class registered or recorded delivery prepaid post or express or other fast prepaid postal service to the respective address given herein of the party to be served or to such other address as may be notified in writing for the purpose or to any address at which proceedings may be served on such party;

16.2	Any such notice shall be deemed to be served at the time when the same is left at the address of the party to be served or, if sent by facsimile machine or telex, at the opening of business in the place of receipt on the day after the date of dispatch or, if sent by post, on the third business day following the day of posting.

Notices to SmarTire shall be delivered to: Chief Operating Officer SmarTire Systems Inc. Suite 150, 13151 Vanier Place British Columbia, Canada V6V 2J1 Fax: 604-276-2353

17.   INSURANCE

SmarTire shall provide for Pirelli to be listed as an additional insured under its product liability insurance, against liability for damages to Pirelli and its Affiliates, their distributors and/or dealers and to third parties for any death or personal injury and loss of or damage to any physical property arising out of the Products manufactured and shall deliver to Pirelli certificates of insurance evidencing such insurance coverage. The certificates obtained by SmarTire shall name Pirelli as an additional insured and stipulate that not less than ten (10) days notice will be given to Pirelli prior to termination or reduction of the limits of the coverage.

18.   PROHIBITIONS

SmarTire may not sub-contract the manufacture of the Products subject to this Agreement to any other party, without the prior written consent of Pirelli, which shall not be unreasonably withheld.

19.   FORCE MAJEURE

If, by reason of any Force Majeure Event (as hereinafter defined), a party shall be unable to carry out any of its obligations (other than the payment of monetary amounts due) under this Agreement and that party gives the other party prompt written notice thereof, then any such obligations shall be suspended to the extent made necessary by reason of such Force Majeure Event during its continuance, provided that such party attempts to eliminate, insofar as is reasonably possible, the effect of such force majeure with all reasonable dispatch. The term “Force Majeure Event” shall mean any cause (other than mere shortage of funds) beyond the reasonable control of a party, including, by way of illustration and not limitation, acts of God, flood, fire, explosion, storm, acts of public enemies, insurrection, war, national emergency, riots, strikes, labor disputes, disturbances, lockouts, labor or material shortages, breakdown of or damage to plants or equipment or facilities, failure of a unique supplier to supply necessary materials or equipment or labor in a timely manner (including warranty replacements), destruction of property, embargoes, boycotts, governmental legislation or regulations, orders or acts of civil or military authorities, governmental acts, or orders of courts or administrative agencies.

Should the impossibility to perform this Agreement exceed a five (5) month period, the non-delayed party shall have the right to terminate this Agreement with the other party and the provisions of Article 14 shall apply.

If the Agreement is terminated in accordance with this article neither party will be entitled to compensation for loss of business or goodwill or any other damages, except for what is described under Article 4.

20.   CONFIDENTIALITY

Each party shall (i) maintain confidential and not disclose to any third party the existence of and the terms and conditions of this Agreement (“Confidential Information”) and (ii) shall exercise the same degree of care to safeguard the confidentiality of such Confidential Information as it would exercise in protecting the confidentiality of similar property of its own, with no less than reasonable care. Neither party shall issue any press release or make a public announcement relating in any way whatsoever to this Agreement, its existence or content without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed) unless required by law or the rules of an applicable stock exchange or over-the-counter market.

If a press release or announcement of this Agreement is required by law or the rules of an applicable stock exchange or over-the-counter market, the parties shall consult with each other in advance as to the contents and timing.

The obligations of the Parties as set forth in this Article 21 shall survive the expiration or earlier termination of this Agreement for a period of 12 months from said expiration or early termination.

21.   WAIVER

No waiver by a party to this Agreement of any default of the other party in the performance of any part of this Agreement shall apply to or be deemed a waiver of any other default hereunder. Similarly, no waiver by a party of any terms and conditions hereunder shall operate thereafter as a waiver of the same or any other terms and conditions.

22.   GOVERNING LAW AND JURISDICTION

22.1	This Agreement shall be governed by and construed in accordance with the laws of France, without regard to the conflict of laws provisions thereof.

22.2	Any dispute which may arise in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with those rules. The arbitration procedure shall be in English language and shall take place in Paris.

23.   APPENDICES

Appendices A through F attached hereto are incorporated herein and made a part of this Agreement to the same effect as if set forth herein in full.

24.   ENTIRE AGREEMENT AND MODIFICATION

This Agreement and any attachments or exhibits hereto and thereto, constitutes the entire Agreement among the parties pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties are expressly canceled and of no further force or effect. Any amendments or other modifications of this Agreement must be in writing and signed by duly authorized officers of each party. No Person not a party to this Agreement shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

25.   INDEPENDENT CONTRACTOR

This Agreement does not create a principal to agent, employer to employee, partnership, joint venture, or any other relationship except that of independent contractor between Pirelli and SmarTire.

26.   HEADINGS

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

27.   SEVERABILITY

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective in such jurisdiction to the extent of such prohibition or unenforceability, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement shall be held or deemed to be or shall be inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof or any Law, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever.

28.   REMEDIES CUMULATIVE

The parties recognize that various of the rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce their respective rights hereunder, by actions for injunctive relief and specific performance to the extent permitted by law.

IN WITNESS WHEREOF, both parties have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.

SmarTire Systems Inc.	Pirelli Pneumatici S.p.A.

/s/ Robert Rudman	/s/ Francesco Festa

Robert Rudman	Francesco Festa Name

President & C.E.O.	Title

/s/ Al Kozak

Al Kozak	Name

Chief Operating Officer	Title

Schedule A: Products identification

			Optional SmarTire	Optional Pirelli
Ref.	SmarTire system	Pirelli system	spare part	spare part	Designation	Product Description

Car 0	110.0404	xxxxx			FFD plug-in system	FFD plug-in kit + basic kit
	110.0414	xxxxx			FFD remote system	FFD remote kit + basic kit
			110.0104	9118500	Basic kit	Receiver (1) + Strap mount sensor (4) + Power cord (1) + Strap (4)+ Installation kit(1)
			110.0400	9118600	FFD plug-in kit	FFD plug-in (1) + User’manual (1)
			110.0401	9118700	FFD remote kit	FFD remote(1) + User’manual (1) + FFD Remote cable (1)
			069.0001	9118800	Installation kit
			200.0090	9118900	Receiver
			200.0100	9119000	Strap mount sensor
			260.0089	9119100	Power cord
			260.0096	9119200	FFD remote cable
			264.0115	9119300	Strap
			710.0004	9119500	User's manual
Bike 0	110.0212	xxxxx			Bike waterproof system	Dual LED display (1)+basic kit (1)
			200.0083	xxxxx	Dual LED
			069.0008	9118800	Installation kit
			200.0098	xxxxx	Waterproof receiver
			200.0100	9119000	Strap mount sensor
			264.0115	9119300	Strap
			710.0010	xxxxx	User's manual

xxxxx:	To be added

Schedule B: Specifications and Quality of the Products

Component Specifications

Software Specifications

Receiver software	Display Software

Schedule C: Trademarks “Pirelli” and “Pirelli logo”

Schedule D: Labeled Products

Schedule E: Prices

	Optional Pirelli			Price
Ref.	spare part	Designation	Product Description	(Euros

Car 0		FFD plug-in system	FFD plug-in kit + basic kit	****
		FFD remote system	FFD remote kit + basic kit	****
	9118500	Basic kit	Receiver (1) + Strap mount sensor (4) + Power cord	****
(1) + Strap (4) + Installation kit (1)
	9118600	FFD plug-in kit	FFD plug-in (1) + User’manual (1)	****
	9118700	FFD remote kit	FFD remote(1) + User’manual (1) + FFD Remote cable (1)	****
	9118800	Installation kit		****
	9118900	Receiver		****
	9119000	Strap mount sensor		****
	9119100	Power cord		****
	9119200	FFD remote cable		****
	9119300	Strap		****
	9119500	User's manual		To be added
Bike 0		Bike waterproof system	Dual LED display (1)+basic kit (1)	****
	xxxxx	Basic kit	Waterproof receiver (1)+Strap mount sensor (2)+ Power	****
cord (1) + Strap (2) + Installation kit (1)
	9118800	Installation kit		****
	xxxxx	Waterproof receiver		****
	9119000	Strap mount sensor		****
	9119100	Power cord		****
	9119300	Strap		****
	xxxxx	User's manual		To be added

Schedule F: Logistics

F.1: QUANTITY

SmarTire shall provide the Products in the quantity requested by Pirelli throughout the validity of the Agreement.

Pirelli will provide a 6 months rolling forecast each month with the first month represented as a firm purchase order and months two and three as forecasts; months 4 to 6 as pure info.

Pirelli will undertake to purchase a maximum n° of 5,000 Products within end - February 2003.

Pirelli does not undertake neither to purchase further minimum volumes of Products during the validity of this Agreement, nor to create any expectations in respect thereof.

F.2: FLOW

F.3: FREIGHT

SmarTire are responsible for all freight costs inter-company, All Pirelli costs are based on ex-works Didcot, Oxon, U.K. with the associated freight costs subject to euro pallet volumes below.

Based on a euro pallet container holding either 125 systems 450 FFD/R’s the PER PALLET rate for shipments to the logistic centre near Milan are as follows:-

1 – 7 pallets ****

8 – 16 pallets **** per pallet

16> pallets **** per pallet